Exhibit 99.2

RED LION HOTELS CORPORATION

Unaudited Pro Forma Consolidated Balance Sheet

As of December 31, 2019

(In thousands, except share data)

	As Reported	Less: Previously Sold Hotel Assets (a)		Previously Sold Hotel Pro Forma Adjustments		Less: Anaheim Hotel Asset Sold		Anaheim Pro Forma Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	29,497	(410	)b	(213	)g	10,772	j	4	g	41,961
				2,311	h
Restricted cash	2,311			(2,311	)h					—
Accounts receivable, net	15,143			(74	)g			(739	)g	14,330
Notes receivable, net	5,709									5,709
Other current assets	5,849			(278	)g			(127	)g	5,444

Total current assets	58,509	(410)		(565)		10,772		(862)		67,444

Property and equipment, net	68,668	(18,125	)c			(12,408	)c			38,135
Operating lease right-of-use assets	48,283	(10,810	)e			(31,364	)e			6,109
Goodwill	18,595									18,595
Intangible assets, net	48,612									48,612
Other assets, net	3,851	(703	)c							3,148

Total assets	246,518	(30,048)		(565)		(33,000)		(862)		182,043

LIABILITIES
Current liabilities:
Accounts payable	5,510			(412	)g			(243	)g	4,855
Accrued payroll and related benefits	2,709			(59	)g			(211	)g	2,439
Other accrued liabilities	5,469	(71	)e	(94	)g	(12	)e	(408	)g	4,884
Long-term debt, due within one year	16,984	(16,984	)d							—
Operating lease liabilities, due within one year	4,809	(966	)e			(2,325	)e			1,518

Total current liabilities	35,481	(18,021)		(565)		(2,337)		(862)		13,696

Long-term debt, due after one year, net of debt issuance costs	5,576									5,576
Line of credit, due after one year	10,000					(10,000	)d			—
Operating lease liabilities, due after one year	46,592	(11,938	)e			(29,039	)e			5,615
Deferred income and other long-term liabilities	1,105	(21	)e			(85	)e			999
Deferred income taxes	743									743

Total liabilities	99,497	(29,980)		(565)		(41,461)		(862)		26,629

Commitments and contingencies
STOCKHOLDERS’ EQUITY
RLH Corporation stockholders' equity
Preferred stock - 5,000,000 shares authorized; $0.01 par value; no shares issued or outstanding	—									—
Common stock - 50,000,000 shares authorized; $0.01 par value; 25,148,005 shares issued and outstanding	251									251
Additional paid-in capital, common stock	181,608			(1,307	)i					180,301
Accumulated deficit	(36,875)	(37	)f			8,461	f			(28,451)

Total RLH Corporation stockholders’ equity	144,984	(37)		(1,307)		8,461		—		152,101
Noncontrolling interest	2,037	(31	)f	1,307	i					3,313

Total stockholders’ equity	147,021	(68)		—		8,461		—		155,414

Total liabilities and stockholders’ equity	246,518	(30,048)		(565)		(33,000)		(862)		182,043

a - Reflects the removal of balances related to our Washington DC hotel sold in February 2020

b - Reflects the additional cash in excess of cash received from the sale of assets less selling costs required to repay outstanding debt

c - Reflects the book value of assets sold

d - Reflects the elimination of debt after full repayment

e - Reflects the leases and/or equipment financing assumed by the purchaser

f - Reflects the gain (loss) on sale

g - Reflects the settlement of working capital

h - Reflects the release of restricted cash related to the assets sold and repayment of debt

i - Reflects the elimination of the noncontrolling interest

j - Reflects the cash from the sale of assets less selling costs and the repayment of debt

RED LION HOTELS CORPORATION

Unaudited Pro Forma Consolidated Statement of Comprehensive Income (Loss)

For the year ended December 31, 2019

(In thousands, except per share data)

	As Reported	Less: Previously Sold Hotels Assets Sold (k)	Previously Sold Hotels Pro Forma Adjustments		Less: Anaheim Hotel Asset Sold	Anaheim Pro Forma Adjustments		Pro Forma
Revenue:
Royalty	22,121		304	l		248	l	22,673
Marketing, reservations and reimbursables	31,375		406	l		447	l	32,228
Other franchise	5,749							5,749
Company operated hotels	55,029	(18,718)			(13,344)			22,967
Other	14							14

Total revenues	114,288	(18,718)	710		(13,344)	695		83,631

Operating expenses:
Selling, general, administrative and other expenses	29,420							29,420
Company operated hotels	48,612	(16,229)			(11,132)			21,251
Marketing, reservations and reimbursables	29,292		406	l		447	l	30,145
Depreciation and amortization	14,567	(3,402)			(1,208)			9,957
Asset impairment	14,128	(5,382)						8,746
Gain on asset dispositions, net	(7,067)	7,287						220
Transaction and integration costs	632	(144)			(69)			419

Total operating expenses	129,584	(17,870)	406		(12,409)	447		100,158

Operating income (loss)	(15,296)	(848)	304		(935)	248		(16,527)
Other income (expense):
Interest expense	(5,157)	3,935			14			(1,208)
Loss on early retirement of debt	(428)	273						(155)
Other income (expense), net	161	(2)						159

Total other income (expense)	(5,424)	4,206	—		14	—		(1,204)

Income (loss) from continuing operations before taxes	(20,720)	3,358	304		(921)	248		(17,731)
Income tax expense (benefit)	253							253

Net income (loss)	(20,973)	3,358	304		(921)	248		(17,984)
Net (income) loss attributable to noncontrolling interest	1,944	(419)			414			1,939

Net income (loss) and comprehensive income (loss) attributable to RLHC	(19,029)	2,939	304		(507)	248		(16,045)

Earnings (loss) per share - basic	$(0.76)							$(0.64)
Earnings (loss) per share - diluted	$(0.76)							$(0.64)
Weighted average shares - basic	24,931							24,931
Weighted average shares - diluted	24,931							24,931

k -	Reflects the removal of balances related to our Atlanta and Salt Lake City hotels sold in 2019 and Washington DC hotel sold in February 2020
l -	Reflects the franchise income and related expenses that would have been received under the existing intercompany franchise agreement. Does not represent the impact of the franchise agreements with the new owners of the assets.